As filed with the Securities and Exchange Commission on October 29, 2015

Registration No. 333-203819

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Pentlands Science Park

Bush Loan, Penicuik, Midlothian

EH26 OPZ, United Kingdom

Tel: 011-44-0131-445-6159

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen Unger

Quotient Biodiagnostics, Inc.

301 South State Street, Suite S-204

Newtown, Pennsylvania 18940

(215) 497-7006

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alejandro E. Camacho, Esq.

Per B. Chilstrom, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

(212) 878-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:¨  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:¨  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note - Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S-3 (File No. 333-203819), declared effective by the Securities and Exchange Commission (SEC) on May 14, 2015, which acted as a post-effective amendment to an earlier registration statement on Form S-1 (File No. 333-194390), declared effective by the SEC on April 23, 2014, and amended by a post-effective amendment declared effective by the SEC on July 10, 2014 (collectively, the Registration Statements), is being filed by Quotient Limited to deregister certain previously registered securities in accordance with the undertakings in the Registration Statements to remove from registration by means of a post-effective amendment any securities that remain unsold at the termination of the offering. Accordingly, this Post-Effective Amendment No. 1 to Form S-3 is being filed to deregister 15,177 ordinary shares of Quotient Limited underlying unexercised warrants, which expired on October 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edinburgh, Scotland, on October 29, 2015.

QUOTIENT LIMITED

By:	/s/ Paul Cowan
Name:	Paul Cowan
Title:	Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

	/s/ PAUL COWAN	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 29, 2015
Paul Cowan

	/s/ STEPHEN UNGER	Chief Financial Officer (Principal Financial Officer)	October 29, 2015
Stephen Unger

	/s/ ROLAND BOYD	Group Financial Controller and Treasurer (Principal Accounting Officer)	October 29, 2015
Roland Boyd

	/s/ *	Director	October 29, 2015
Thomas Bologna

	/s/ *	Director	October 29, 2015
Frederick Hallsworth

	/s/ *	Director	October 29, 2015
Brian McDonough

	/s/ *	Director	October 29, 2015
Zubeen Shroff

	/s/ *	Director	October 29, 2015
John Wilkerson

	/s/ *	Director	October 29, 2015
Heino von Prondzynski

	/s/ *	Director	October 29, 2015
Sarah O’Connor

	/s/ STEPHEN UNGER Stephen Unger	Authorized Representative in the United States	October 29, 2015

*By:	/s/ PAUL COWAN Paul Cowan Attorney-in-fact	Pursuant to Power of Attorney dated May 1, 2015